UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 2, 2024
ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue,	42nd Floor,	New York,	NY	10167
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2024, Michael J Arougheti notified Ares Commercial Real Estate Corporation (the “Company”) that he would not stand for re-election as a director of the Company at the Company’s 2024 Annual Meeting of Stockholders to be held on May 22, 2024 (the “Annual Meeting”) when his current term expires. Mr. Arougheti's decision not to stand for re-election was based on the demands on his time from other professional commitments, and was not the result of any disagreement relating to the Company’s operations, policies or practices.

As will be further disclosed in the Company’s proxy statement for the Annual Meeting, based on the recommendation of the nominating and governance committee of the Board of Directors, the Board will nominate Bryan P. Donohoe, the Company’s Chief Executive Officer, for election as a Class III director to replace Mr. Arougheti following the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date:	April 4, 2024		/s/ Anton Feingold
		Name:	Anton Feingold
		Title:	General Counsel, Vice President and Secretary

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